Exhibit 10.13

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT OF JOHN D. SELDEN RUST

Access Midstream Partners GP, L.L.C. ("Company") and John D. Seldenrust ("Employee") enter into this First Amendment to Employment Agreement ("Amendment") on August 1, 2013.

A.	WHEREAS, Employee and Company are parties to that certain Employment Agreement dated January 1, 2013 ("Agreement").
B.	WHEREAS, the Employee and Company wish to amend the Agreement as set forth below.

NOW THEREFORE, for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The second sentence of Section 6.1.1 Termination without Cause which reads:

In the event of elimination of the Executive's job position or material reduction in duties and/or reassignment of the Executive to a new position of materially less authority or material reduction in Base Salary (collectively referred to as the 'Good Reason Conditions"), the Executive may terminate the Executive's employment if the Executive provides notice to the Company within ninety (90) days of the initial existence of the Good Reason Condition and a thirty (30) day period for the Company to cure the Good Reason Condition.

is hereby deleted in its entirety and replaced with the following:

In the event of (i) elimination of the Executive's job position or material reduction in duties and/or (ii) reassignment of the Executive to a new position of materially less authority or material reduction in Base Salary and/or (iii) a requirement that the Executive relocate to a location outside a fifty (50) mile  radius  of  the location  of  his/her  most  recent   office or principal base of operation (collectively referred to as the "Good Reason Conditions"), the Executive may terminate the Executive's employment if the Executive  provides notice to the Company within ninety (90) days of the initial existence of the Good Reason Condition and a thirty (30) day period for the Company to cure the Good Reason Condition.

2.	Section 4.1.1 PTO is hereby amended for the years of 2013, 2014, and 2015 by replacing “176 hours" with "216 hours".
3.	A new Section 4.1.2 is here by added as follows:

Section 4.1.2 Unpaid Time Off

The Executive will be entitled to 40 hours Unpaid Time Off ("UPTO') annually for and to be taken during each of the years of 2014 and 2015. No additional compensation will be paid for failure to take UPTO.

4.	Except as herein amended, all other terms and provisions of the Agreement remain in full force and effect.

ACCESS MIDSTREAM PARTNERS GP, LLC		JOHN D. SELDENRUST
By:	/s/ J, Mike Stice	By:	/s/ John D. Seldenrust
Name:	J. Mike Stice	Name:	John D. Seldenrust
Title:	CEO	Title:	VP Ops - Eastern